UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2015

Auspex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36292	95-4862842
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 N. Torrey Pines Court, Suite 400 San Diego, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 11, 2015, Auspex Pharmaceuticals, Inc. (the “Company”) announced in a press release favorable topline safety results from its thorough QT (“TQT”) clinical trial evaluating the effects of SD-809 on cardiac repolarization, based on placebo-corrected, time-matched changes from baseline in the corrected QT (“QTc”) interval. A copy of the press release is furnished and attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether filed before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On January 11, 2015, the Company announced in a press release favorable topline safety results from the Company’s TQT clinical trial evaluating the effects of SD-809 on cardiac repolarization, based on placebo-corrected, time-matched changes from baseline in QTc. The TQT clinical trial demonstrated that at two different dose levels, SD-809 had no clinically significant effect on cardiac repolarization as assessed by the QT interval. A tetrabenazine arm was included for comparison and demonstrated an increase in QTc that is consistent with the effect reported in the U.S. Food and Drug Administration (“FDA”) label for Xenazine®. The clinical trial’s assay sensitivity was established by the observation of characteristic QTc prolongation following dosing with moxifloxacin.

Thorough QT Topline Results

The key outcome measure in this active- and placebo-controlled crossover study was to determine the effect of single doses of SD-809 on the QTc interval. Assay sensitivity was established with a moxifloxacin arm, and a tetrabenazine arm was also included for comparison. A 50 mg dose of tetrabenazine was selected as this was the maximal dose employed in the TQT study for Xenazine that led to the warning and precaution in the product label. A 24 mg dose of SD-809 was selected as it provides comparable systemic exposure to 50 mg of tetrabenazine, but with a lower peak concentration. For SD-809, a 12 mg dose led to a maximal increase in the QTc of approximately 0.8 msec and a 24 mg dose led to maximal increase in the QTc of approximately 2.6 msec. The placebo-corrected time-matched maximal increases in QTc for the 12 and 24 mg doses of SD-809 were 2.8 msec (90% two-sided Confidence Interval (“CI”): 0.7 to 4.8) and 4.5 msec (90% two-sided CI: 2.4 to 6.5), respectively. A 50 mg dose of tetrabenazine led to a maximal increase in QTc of approximately 7.2 msec, with a placebo-corrected time-matched maximal increase in QTc of 7.6 msec (90% two-sided CI: 5.6 to 9.5).

A summary of the outcome measures from the TQT clinical trial are as follows:

	SD-809 (12 mg)	SD-809 (24 mg)	Tetrabenazine (50 mg)	Moxifloxacin Positive Control (400 mg)
Maximal mean change from baseline in QTc (msec)	0.8	2.6	7.2	10.2
Placebo-corrected, time-matched maximal mean change from baseline in QTc (msec)	2.8	4.5	7.6	14.0

About the TQT Study

The Phase 1 TQT study was conducted in 48 healthy volunteers. This was a single-center, randomized, double-blind, placebo- and positive-controlled six-period crossover study to evaluate the effects of low-dose (12 mg) and high-dose (24 mg) SD-809 on cardiac repolarization, based on placebo-corrected, time-matched changes from baseline in the QTcF interval. Assay sensitivity was established by using moxifloxacin as the positive control. In addition, the effects of tetrabenazine on cardiac repolarization (also based on placebo-corrected, time-matched changes from baseline in the QTc interval) were evaluated in this study.

Relevance of QT/QTc Interval Prolongation from ICH Guidance

Drugs that prolong the mean QT/QTc interval by around 5 msec or less do not appear to cause torsades de pointes, a type of cardiac arrhythmia. Whether this signifies that no increased risk of cardiac arrhythmia exists for these compounds or simply that the increased risk has been too small to detect is not clear. The data on drugs that prolong the mean QT/QTc interval by more than around 5 msec and less than 20 msec are inconclusive, but some of these compounds have been associated with proarrhythmic risk. Drugs that prolong the mean QT/QTc interval by >20 msec have a substantially increased likelihood of being proarrhythmic, and might have clinical arrhythmic events captured during drug development.

The threshold level of regulatory concern is around 5 msec, as evidenced by an upper bound of the 95% CI around the mean effect on QTc of 10 msec. Note that the upper limit of the 95% one-sided CI is equivalent to the upper limit of the 90% two-sided CI.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s ability to successfully complete its ongoing clinical trials and development programs, the Company’s ability to obtain regulatory approval for its product candidates and market penetration and acceptance of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s future preclinical studies and clinical trials may not be successful; changes in regulatory requirements in the United States and foreign countries may prevent or significantly delay regulatory approval of the Company’s product candidates; the Company may change its plans to develop and commercialize its product candidates; the FDA may not agree with the Company’s interpretation of the data from clinical trials of its product candidates; the Company may decide, or the FDA may require the Company, to conduct additional clinical trials or to modify the Company’s ongoing clinical trials; the Company may experience delays in the commencement, enrollment, completion or analysis of clinical testing for its product candidates, or significant issues regarding the adequacy of its clinical trial designs or the execution of its clinical trials, which could result in increased costs and delays, or limit the Company’s ability to obtain regulatory approval; the third parties with whom the Company has partnered with for the development of its product candidates and upon whom the Company relies to conduct its clinical trials and manufacture its product candidates may not perform as expected; the Company’s product candidates may not receive regulatory approval or be successfully commercialized; unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s product candidates could delay or prevent regulatory approval or commercialization; the Company may be unable to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; the Company’s ability to obtain additional financing; and the accuracy of the Company’s estimates regarding expenses, future revenues and capital requirements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Other risks and uncertainties affecting the Company are described more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Auspex Pharmaceuticals, Inc. Press Release dated January 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	Auspex Pharmaceuticals, Inc.

	By:	/s/ Pratik Shah
Pratik Shah, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Auspex Pharmaceuticals, Inc. Press Release dated January 11, 2015.